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                                                                    Exhibit 23.4


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Phone.com, Inc. on Form S-8, pertaining to the MyAble, Inc. 1999 Stock Plan, of our report dated August 6, 1999, with respect to the financial statements of AtMotion Inc. at June 30, 1999 and 1998 and for the year ended June 30, 1999 and for the periods from November 10, 1997 (date of incorporation) to June 30, 1998 and 1999, which report appears in the Current Report on Form 8-K/A of Phone.com, Inc. April 24, 2000.



San Jose, California
June 30, 2000



                                                       /s/ Ernst & Young LLP